UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 10/A
(Amendment No.1)

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

PETRONE WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0652348
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3844 Pine Lake Drive Weston, Florida	33332
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 297-3876

Correspondence to:

Victor Petrone, Chief Executive Officer
3844 Pine Lake Drive

Weston, Florida 33332
Tel: 855-297-3876
E-mail: vpetrone@petroneworldwide.com

Securities to be registered under Section 12(b) of the Act: None

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Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “Petrone Worldwide, Inc.,” the “Company,” “we,” “our” or “us” means Petrone Worldwide, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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ITEM 1. BUSINESS

Company History

The Company was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the State of Nevada. On December 21, 1998, Sheridan Industries, Inc., a Utah corporation, was merged with and into the Company in order to effectuate a change of domicile. On December 31, 1998, the Company changed its name to Diabetex International Corp. On February 26, 2014, we effectuated a change of name to Petrone Worldwide, Inc. along with a 1 to 500 stock split. On March 3, 2014 the Company completed a merger, which for accounting purposes is treated as a reverse, whereby the Company issued 1,760,542 shares of stock to the former owner of a private enterprise. The operations and presentation of the Company then became that of the private entity.

The Company name change to Petrone Worldwide, Inc. was done to better reflect the fact that the Company will be conducting its business and recognizing its sales from operations and transactions in Europe, and Asia, which will be predominatly sales of tableware, decorative hotel guest room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items and trendy accessories. This business differs from the past history whereby the Company was predominantly a consulting business in the food and beverage sector. The Company plans to expand its operations to Central and South America, Mexico and the Caribbean.

Business Overview

Petrone Worldwide, Inc. (“Petrone,” the “Company” or “PFWI”) (outside the U.S.)is a importer and distributor for tableware products, decorative hotel guest room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items, and trendy accessories. The Company’s founder, Victor Petrone, has spent over 20 years building a significant global network of institutional buyers (hotels, resorts and restaurants) for premium, chic, environmentally-conscious products and services. The brand portfolio are vendor approved items for key foreign accounts; group hotels – such as Marriott Hotel Brands, The Four Seasons Hotel & Resorts, Hilton Worldwide, Hyatt Hotels & Resorts, Starwood Hotel & Resorts, Fairmont Hotel & Resorts – as well as many smaller hotel chains and upscale restaurants.

Product Offerings-Petrone Worldwide is partnered with prominent hospitality manufacturers to provide premium hotels and resorts with guest room amenities, lavatory and bathroom furniture, food and beverage service items, and decorative accessories; internationally.

Mr. Petrone’s experience is drawn from his Vice President position at Performance Group/Roma Foods and Director of Specialty Markets, International Markets at Sysco Food Service, Inc both multi billion dollar companies. Mr. Petrone also draws on his experience in heading smaller regional food companies as Palermo Italian Foods. Mr. Petrone, also has experience as the President and Chief Operating Officer of two publicly held food companies one from 2006 to 2008 and the from 2010 to 2011.

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Success Factors

Petrone Worldwide is uniquely qualified to succeed due to the following reasons:

•	Products and/or Services: Our Products consist of porcelain dinner ware, kitchen utensils , cookware, serve ware, bar ware, display ware, glassware and tumblers, table mats, waste baskets, ice buckets, in room hotel trays,coffee accessories, tissue boxes, soap dishes, bathroom furnishing and fixtures. Services would be to have product available in stock and the distributing of the product in a timely and efficient manner.

•	Human Resources: Our management team has unique experience in the industry having been a part of service organizations as executive managers on a national and international level; both, in the private and public sector, all within the hospitality sector.

•	Location:We will be conducting business in Europe and Asia and we will have stocked product available for immediate delivery.

•	Operational Systems: We have developed systems that enable us to provide high quality products/services at a lower cost. These systems include a unique import and clearly identified distribution portals.

•	Intellectual Property (IP): We have exclusive use of the design, and brand name of the manufacturer.

•	Customers: We are already serving key customers with proprietary items which our competitors are not. These customers include The Home Depot, Lowe’s, King Fisher PLC, The Four Season Hotels & Resorts, Marriott International, Starwood Properties, Fairmont Hotel & Resorts, Hilton Worldwide and Hyatt International.

•	Marketing: We have seasoned in house marketing skill sets that enable us to attract new customers at a low costs. These skill sets include developing and launching new product brands. We will promote the brand or product with a communication strategy that is tailored strictly towards the customer’s goals.

•	Successes achieved to date: We have already accomplished becoming a spec-product provider, which is a provider of a spec designed product from our manufacturers portfolio, for the most prominent hospitality organizations worldwide; both in the retail and wholesale venue.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

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•	(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this Form 10. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment. The trading price of our common stock could decline due to any of these risks, and you could lose all or a part of your investment. We cannot assure any investor that we will successfully address these risks. Prospective investors should carefully consider the following risk factors:

Risk Factors

The following factors are the most significant factors that can impact year-to-year comparisons and may affect the future performance of our businesses. New risks may emerge, and management cannot predict those risks or estimate the extent to which they may affect our financial performance.

Risks associated with market conditions

Slowdowns in the retail, travel, restaurant and bar or entertainment industries may negatively impact demand for our products.

Our business is dependent on business and personal discretionary spending in the retail, travel, restaurant and bar or entertainment industries. Business and personal discretionary spending may decline during general economic downturns or during periods of uncertainty about economic conditions. In addition, austerity measures adopted by some governments may cause consumers in some markets that we serve to reduce or postpone spending. Consumers also may reduce or postpone spending in response to tighter credit, negative financial news, higher fuel and energy costs, higher tax rates and health care costs and/or declines in income or asset values. Additionally, expenditures in the travel, restaurant and bar or entertainment industries may decline after incidents of terrorism, during periods of geopolitical conflict in which travelers become concerned about safety issues, during periods of severe weather or during periods when travel or entertainment might involve health-related risks such as severe outbreaks, epidemics or pandemics of contagious disease.

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Changing industry and market conditions may dictate strategic decisions to restructure some business units and discontinue others. These decisions may require us to record material restructuring charges.

As the business begins seeking new international markets the possibility for restructuring could occur due to involuntary employee terminations, various facility abandonments, and various other restructuring activities. We will continually evaluate ways to reduce our operating expenses through new restructuring opportunities, including more effective utilization of our assets, workforce, and operating facilities. In addition, changing industry and market conditions may dictate strategic decisions to restructure some business units and discontinue others. As a result, there is a risk, which is increased during economic downturns and with expanded global operations, that we may incur material restructuring charges in the future.

We face intense competition and competitive pressures, which could adversely affect demand for our products and our results of operations and financial condition.

Our business is highly competitive, with the principal competitive factors being customer service, price, product quality, new product development, brand name, delivery time and breadth of product offerings. Advantages or disadvantages in any of these competitive factors may be sufficient to cause the customer to consider changing providers of the kinds of products that we sell.

Competitors in glass tableware include, among others:

  Steelite, International manufactures and trades in over 120 countries with industry sectors throughout the world and sells to retail, foodservice and business-to-business customers worldwide;
  EveryWare Global, Inc., which manufactures and distributes, under the Anchor Hocking® brand, glass beverageware, industrial products and bakeware primarily to retail, industrial and foodservice channels in North America;
  Rak Porcelain, Produces high grade porcelain to the hotel industry; its parent company; Rak Ceramics Group is an industry leader in the ceramics industry.
  Fortessa is Tableware Solutions, LLC is an integrated designer, developer and marketer of commercial and consumer tableware serving the commercial foodservice market globally as well as a rapidly growing share of the high-end consumer market; where the majority of its competitive sales are to foodservice and retail customers;
  various manufacturers in Asia, Europe, Middle East and South America; and
  various sourcing companies.

In addition, makers of tableware produced with other materials such as plastics compete to a certain extent with glassware manufacturers.

Competitors in the European and Indian markets for ceramic dinnerware include, among others: Homer Laughlin; EveryWare Global, Inc. (which markets ceramic dinnerware under the Oneida ® brand and others); Steelite; and various sourcing companies. Competitors in metalware include, among others: EveryWare Global, Inc. (which markets metalware under the Oneida ® brand and others);

Demand for our products may be adversely impacted by increased competitive pressures caused by the provision of subsidies by foreign countries to our competitors based in those countries; national and international boycotts and embargoes of other countries' or U.S. imports and/or exports; the raising of tariff rates on, or increase of non-tariff trade barriers that apply to, imports of our products to foreign countries; the lowering of tariff rates on imports into the U.S. of our foreign competitors' products; and other changes to international agreements that improve access to the U.S. market for our competitors.

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In addition, the cost-competitiveness of our products may be adversely affected by inflationary pressures that cause us to increase the prices of our products in order to maintain their profitability. In that connection, some of our competitors have greater financial and capital resources than we do and continue to invest heavily to achieve increased production efficiencies. Competitors may have incorporated more advanced technology in their manufacturing processes, including more advanced automation techniques. Our labor and energy costs also may be higher than those of some foreign producers of glass tableware.

The cost-competitiveness of our products, as compared to foreign competition, also may be reduced as a result of major fluctuations in the value of the euro, the Indian Rupee which we refer to as the “INR” and the Chinese Yuan, which we refer to as the “RMB,” relative to the U.S. dollar and other major currencies. For example, if the U.S. dollar appreciates against the euro, the INR or the RMB, the purchasing power of those currencies effectively would be reduced compared to the U.S. dollar, making our U.S.-manufactured products more expensive in the euro zone, India and China, respectively, compared to the products of local competitors, and making products manufactured by our foreign competitors in those locations more cost-competitive with our U.S. manufactured products.

In some countries in which we purchase, including China, our ability to put fixed priced contracts in place is limited.

Operational Risks

If we are unable to increase output or achieve operating efficiencies, the profitability of our business may be materially and adversely affected.

We may not be successful purchasing at our lower-cost manufacturing facilities or gaining operating efficiencies that may be necessary in order to ensure that our products and their prices remain competitive.

Unexpected equipment failures may lead to production curtailments or shutdowns.

Our manufacturing partners’ processes are dependent upon critical materials-producing equipment, such as furnaces and forming machines. This equipment may incur downtime as a result of unanticipated failures, accidents, natural disasters or other force majeure events. We may in the future experience facility shutdowns or periods of reduced production as a result of such failures or events. Unexpected interruptions in the production capabilities would adversely affect our productivity and results of operations for the affected period.

A loss of the services of key personnel could have a material adverse effect on our business.

Our continued success depends to a large degree upon our ability to attract and retain key management executives, as well as upon a number of members of technology, operations and sales and marketing staffs. The loss of some of our key executives or key members of our operating staff, or an inability to attract or retain other key individuals, could materially adversely affect us.

We rely on increasingly complex information systems for management of our manufacturing, distribution, sales and other functions. If our information systems fail to perform these functions adequately, or if we experience an interruption in their operation, our business and results of operations could suffer.

All of our major operations, including manufacturing partners, distribution, sales and accounting, are dependent upon our complex information systems. Our information systems are vulnerable to damage or interruption from:

•	earthquake, fire, flood, hurricane and other natural disasters;

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•	power loss, computer systems failure, internet and telecommunications or data network failure; and

•	hackers, computer viruses or software bugs.

Any damage or significant disruption in the operation of such systems or the failure of our information systems to perform as expected could disrupt our business; result in decreased sales, increased overhead costs, excess inventory and product shortages; and otherwise adversely affect our operations, financial performance and condition. We take significant steps to mitigate the potential impact of each of these risks, but there can be no assurance that these procedures would be completely successful.

In addition, although we take steps to secure our management information systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, the security measures we have implemented may not be effective and our systems may be vulnerable to theft, loss, damage and interruption from a number of potential sources and events, including unauthorized access or security breaches and cyber-attacks. Our reputation, brand, and financial condition could be adversely affected if, as a result of a significant cyber event or otherwise, our operations are disrupted or shutdown; our confidential, proprietary information is stolen or disclosed; data is manipulated or destroyed; we incur costs or are required to pay fines in connection with stolen customer, employee, or other confidential information; we must dedicate significant resources to system repairs or increase cyber security protection; or we otherwise incur significant litigation or other costs.

A severe outbreak, epidemic or pandemic of a contagious disease in a location where we have a facility could adversely impact our operations and financial condition.

Our facilities may be impacted by the outbreak of certain public health issues, including epidemics, pandemics and other contagious diseases. If a severe outbreak were to occur where we have facilities, it could adversely impact our operations and financial condition.

We may not be able to effectively integrate future businesses we acquire or joint ventures into which we enter.

Any future acquisitions that we might make or joint ventures into which we might enter are subject to various risks and uncertainties, including:

•	the inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which may be spread out in different geographic regions) and to achieve expected synergies;

•	the potential disruption of existing business and diversion of management's attention from day-to-day operations;

•	the inability to maintain uniform standards, controls, procedures and policies or correct deficient standards, controls, procedures and policies, including internal controls and procedures sufficient to satisfy regulatory requirements of a public company in the U.S.;

•	the incurrence of contingent obligations that were not anticipated at the time of the acquisitions;

•	the failure to obtain necessary transition services such as management services, information technology services and others;
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•	the need or obligation to divest portions of the acquired companies; and

•	the potential impairment of relationships with customers.

In addition, we cannot provide assurance that the integration and consolidation of newly acquired businesses or joint ventures will achieve any anticipated cost savings and operating synergies. The inability to integrate and consolidate operations and improve operating efficiencies at newly acquired businesses or joint ventures could have a material adverse effect on our business, financial condition and results of operations.

Financial risks

Our Auditors have expressed a risk that there is Substantial Doubt about our ability to continue in business

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate significant revenues..  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities.  However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

Our level of debt may limit our operating and financial flexibility.

As of December 31, 2013, we had $20 thousand aggregate principal amount of debt outstanding. Other covenants that limit our operational and financial flexibility, such as by:

•	limiting the additional indebtedness that we may incur;

•	limiting certain business activities, investments and payments, and

•	limiting our ability to dispose of certain assets.

These covenants may limit our ability to engage in activities that may be in our long-term best interests.

In addition, our levels of indebtedness could:

•	limit our ability to withstand business and economic downturns and/or place us at a competitive disadvantage compared to our competitors that have less debt, because of the high percentage of our operating cash flow that is dedicated to servicing our debt;

•	limit our ability to make capital investments in order to expand our business;

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•	limit our ability to invest operating cash flow in our business and future business opportunities, because we use a substantial portion of these funds to service debt and because our covenants restrict the amount of our investments;

•	limit our ability to invest operating cash flow in our business and future business opportunities, because we use a substantial portion of these funds to service debt and because our covenants restrict the amount of our investments;

•	limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions or other purposes;

•	make it more difficult for us to satisfy our financial obligations;

•	limit our ability to pay dividends; and

•	limit our ability to attract and retain talent.

If cash generated from operations is insufficient to satisfy our liquidity requirements, if we cannot service our debt, or if we fail to meet our covenants, we could have substantial liquidity problems. In those circumstances, we might have to sell assets, delay planned investments, obtain additional equity capital or restructure our debt. Depending on the circumstances at the time, we may not be able to accomplish any of these actions on favorable terms or at all.

In addition, our failure to comply with the covenants contained in our loan agreements could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness.

If we are unable to control or pass on to our customers’ increases in key input costs, including the cost of sourced products, utilities, packaging and freight, the profitability of our business may be materially and adversely affected.

We also rely heavily on natural gas, electricity, water and other utilities. In addition, we obtain glass tableware, ceramic dinnerware, metal flatware and hollowware from third parties. Increases in the costs of these commodities or products may result from inflationary pressures as well as temporary shortages due to disruptions in supply caused by weather, transportation, production delays or other factors. If we experience shortages in commodities or sourced products, we may be forced to procure them from alternative suppliers, and we may not be able to do so on terms as favorable as our current terms or at all.

In addition, the cost of U.S. dollar-denominated purchases (including for raw materials) for our operations in the euro zone and India may increase due to appreciation of the U.S. dollar against the euro, the INR and the RMB, respectively.

If we are unsuccessful in managing our costs or in passing cost increases through to our customers through increased prices, our financial condition and results of operations may be materially and adversely affected.

The profitability of our business may be materially and adversely impacted if we are unable to fully absorb the high levels of fixed costs associated with our business.

The high levels of fixed costs of operating glass our distribution center encourage high levels of output, even during periods of reduced demand, which can lead to excess inventory levels and exacerbate the pressure on profit margins. In addition, significant portions of our selling, administrative and general expenses are fixed costs that neither increase nor decrease proportionately with sales, and a significant portion of our interest expense is fixed. Our profitability is dependent, in part, on our ability to spread fixed costs over an increasing number of products sold and shipped, and if we reduce our rate of production our costs per unit increase, negatively impacting our gross margins.

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Decreased demand or the need to reduce inventories can lead to capacity adjustments that reduce our ability to absorb fixed costs and, as a result, may materially impact our profitability.

Fluctuation of the currencies in which we conduct operations could adversely affect our financial condition, results of operations and cash flows.

Our reporting currency is the U.S. dollar. A significant portion of our net sales, costs, assets and liabilities are denominated in currencies other than the U.S. dollar, primarily the euro, the INR and the RMB. In our consolidated financial statements, we will translate local currency financial results into U.S. dollars based on the exchange rates prevailing during the reporting period. During times of a strengthening U.S. dollar, the reported revenues and earnings of our international operations will be reduced because the local currencies will translate into fewer U.S. dollars. This could have a material adverse effect on our financial condition, results of operations and cash flow.

In addition, changes in the value, relative to the U.S. dollar, of the various currencies in which we conduct operations, including the euro, the INR and the RMB, may result in significant changes in the indebtedness of our non-U.S. subsidiaries.

If we have asset impairment in a business segment, our net earnings and net worth could be materially and adversely affected by a write-down of goodwill, intangible assets or fixed assets.

We have not recorded an amount of goodwill, which would represents the excess of cost over the fair value of the net assets of the business acquired; other identifiable intangible assets, including trademarks and trade names; and fixed assets. Impairment of goodwill, identifiable intangible assets or fixed assets may result from, among other things, deterioration in our performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products sold by our business, and a variety of other factors. Under U.S. GAAP, we are required to charge the amount of any impairment immediately to operating income. In 2013 and 2012, we did not have any impairment related to goodwill or intangible assets. During 2013 and during 2012, no impairment occurred related to fixed assets.

We will conduct an impairment analysis at a minimum annually related to goodwill and other indefinite lived intangible assets. This analysis requires our management to make significant judgments and estimates, primarily regarding expected growth rates, the terminal value calculation for cash flow and the discount rate. We determine expected growth rates based on internally developed forecasts considering our future financial plans. We establish the terminal cash flow value based on expected growth rates, capital spending trends and investment in working capital to support anticipated sales growth. We estimate the discount rate used based on an analysis of comparable company weighted average costs of capital that considered market assumptions obtained from independent sources. The estimates that our management uses in this analysis could be materially impacted by factors such as specific industry conditions, changes in cash flow from operations and changes in growth trends. In addition, the assumptions our management uses are management's best estimates based on projected results and market conditions as of the date of testing. Significant changes in these key assumptions could result in indicators of impairment when completing the annual impairment analysis. We assess our fixed assets for possible impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. We remain subject to future financial statement risk in the event that goodwill, other identifiable intangible assets or fixed assets become further impaired. For further discussion of key assumptions in our critical accounting estimates, see “Management's Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Estimates.”

If our hedges do not qualify as highly effective or if we do not believe that forecasted transactions would occur, the changes in the fair value of the derivatives used as hedges would be reflected in our earnings.

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In order to mitigate the variation in our operating results due to commodity price fluctuations, we have derivative financial instruments that hedge certain commodity price risks associated with forecasted future natural gas requirements and foreign exchange rate risks associated with transactions denominated in some currencies other than the U.S. dollar. The results of our hedging practices could be positive, neutral or negative in any period, depending on price changes of the hedged exposures. We account for derivatives in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 815, “Derivatives and Hedging.” These derivatives qualify for hedge accounting if the hedges are highly effective and we have designated and documented contemporaneously the hedging relationships involving these derivative instruments. If our hedges do not qualify as highly effective or if we do not believe that forecasted transactions would occur, the changes in the fair value of the derivatives used as hedges will impact our results of operations and could significantly impact our earnings.

If counterparties to our hedge agreements fail to perform, the hedge agreements would not protect us from fluctuations in certain commodity pricing.

If the counterparties to our derivative financial instruments that hedge commodity price risks were to fail to perform, we would no longer be protected from fluctuations in the pricing of these commodities and the impact of pricing fluctuations would impact our results of operations and financial condition.

Our business requires significant capital investment and maintenance expenditures that we may be unable to fulfill.

Our operations are capital intensive, requiring us to maintain a large fixed cost base. Our business may not generate sufficient operating cash flow and external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures.

Governmental conversion controls over the foreign currencies in which we operate could affect our ability to convert the earnings of our foreign subsidiaries into U.S. dollars.

While the European government does not currently restrict, and for many years has not restricted, the right or ability of European or foreign persons or entities to convert euros into U.S. dollars or to transfer other currencies out of Europe, in the future the European government could institute restrictive exchange rate policies or governmental controls over the convertibility of euros into U.S. dollars. Restrictive exchange rate or conversion policies could limit our ability to transfer or convert the euro earnings of our European subsidiary into U.S. dollars, upon which we rely in part to satisfy our future debt obligations through intercompany loans.

In addition, the government of India imposes controls on the convertibility of rupees (INR) into foreign currencies and, in certain cases, the remittance of currency out of India. Shortages in the availability of foreign currency may restrict the ability of Petrone India to remit sufficient foreign currency to make payments to us. Under existing India foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the Indian State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where INR are to be converted into foreign currencies and remitted out of India to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. In the future, the Indian government could institute restrictive exchange rate policies for current account transactions. These policies could adversely affect our results of operations and financial condition.

Our ability to recognize the benefit of deferred tax assets is dependent upon future taxable income and the timing of temporary difference reversals.

We recognize the expected future tax benefit from deferred tax assets when realization of the tax benefit is considered more likely than not. Otherwise, a valuation allowance is applied against deferred tax assets. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income and the timing of reversals of temporary differences. To the extent that these factors differ significantly from estimates, our ability to realize the deferred tax assets could be impacted. Additionally, future changes in tax laws could impact our ability to obtain the future tax benefits represented by our deferred tax assets. As of December 31, 2013 and 2012, those jurisdictions have not yielded a net deferred tax asset position after valuation allowances.

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International risks

We are subject to risks associated with operating in foreign countries.

We operate distribution warehouses and other facilities throughout the world. As a result of our international operations, we are subject to risks associated with operating in foreign countries, including:

•	difficulties in staffing and managing multinational operations;

•	changes in government policies and regulations;

•	limitations on our ability to enforce legal rights and remedies;

•	political, social and economic instability;

•	drug-related violence, particularly in Mexico;

•	war, civil disturbance or acts of terrorism;

•	taking of property by nationalization or expropriation without fair compensation;

•	imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;

•	ineffective intellectual property protection;

•	disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations including the U.S. Foreign Corrupt Practices Act (“FCPA”);

•	potentially adverse tax consequences;

•	impositions or increase of investment and other restrictions or requirements by foreign governments; and
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•	limitations on our ability to achieve the international growth contemplated by our strategy.

High levels of inflation and high interest rates in China could adversely affect the operating results and cash flows of our operations there.

The annual rate of inflation in China, as measured by changes in the Consumer Price Index, has shown volatility. Inflation during 2011 was around 5.0%. Although inflation in China during 2012 and 2013 slowed to 2.6%, Chinese media reports suggest that the inflation rate in 2014 is expected to rise. If this trend were to continue, Petrone’s operating results and cash flows could be adversely affected, thereby adversely affecting our results of operations and financial condition as we procure products from the origin of China.

Legal and Regulatory Risks

Increasing legal and regulatory complexity will continue to affect our operations and results in potentially material ways.

Our legal and regulatory environment worldwide exposes us to complex compliance, litigation and similar risks that affect our operations and results in ways that potentially may be material. In many of our markets, including the U.S. and Europe, we are subject to increasing regulation, which will increase our cost of doing business. In developing markets, including in India, we face the risks associated with new and untested laws and judicial systems. Among the more important regulatory and litigation risks we face and must manage are the following:

•	The cost, compliance and other risks associated with the often conflicting and highly prescriptive regulations we face, especially in the Europe., where inconsistent standards imposed by local, state and federal authorities can increase our exposure to litigation or governmental investigations or proceedings;

•	The impact of new, potential or changing regulation that can affect our business plans, such as those relating to the content and safety of our products, as well as the risks and costs of our labeling and other disclosure practices;

•	The risks and costs to us and our supply chain of increased focus by U.S. and overseas governmental authorities and non-governmental organizations on environmental matters, such as climate change, the reduction of greenhouse gases and water consumption, including as a result of initiatives that effectively impose a tax on carbon emissions;

•	The impact of litigation trends, particularly in our major markets; the relative level of our defense costs, which vary from period to period depending on the number, nature and procedural status of pending proceedings; and the cost and other effects of settlements or judgments, which may require us to make disclosures or take other actions that may affect perceptions of our brand and products;

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•	The increasing costs and other effects of compliance with U.S. and overseas regulations affecting our workforce and labor practices, including regulations relating to wage and hour practices, immigration, healthcare, retirement and other employee benefits and unlawful workplace discrimination;

•	The cost and disruption of responding to governmental audits, investigations or proceedings (including audits of abandoned and unclaimed property, tax audits and audits of pension plans and our compliance with wage and hour laws), whether or not they have merit, and the cost to resolve or contest the results of any such governmental audits, investigations or proceedings;

•	The legal and compliance risks associated with information technology, such as the costs of compliance with privacy, consumer protection and other laws, the potential costs associated with alleged security breaches (including the loss of consumer confidence that may result and the risk of criminal penalties or civil liability to consumers or employees whose data is alleged to have been collected or used inappropriately) and potential challenges to the associated intellectual property rights or to our use of that intellectual property; and

•

The impact of changes in financial reporting requirements, accounting principles or practices, including with respect to our critical accounting estimates, changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and the impact of settlements of pending or any future adjustments proposed by the IRS or other taxing authorities in connection with our tax audits, all of which will depend on their timing, nature and scope.

We are subject to various environmental legal requirements and may be subject to new legal requirements in the future; these requirements could have a material adverse effect on our operations.

Our operations and properties, both in the U.S. and abroad, are subject to extensive laws, ordinances, regulations and other legal requirements relating to environmental protection, including legal requirements governing investigation and clean-up of contaminated properties as well as water discharges, air emissions, waste management and workplace health and safety. These legal requirements frequently change and vary among jurisdictions. Compliance with these requirements, or the failure to comply with these requirements, may have a material adverse effect on operations.

We have incurred, and expect to incur, costs to comply with environmental legal requirements, including requirements limiting greenhouse gas emissions, and these costs could increase in the future. Many environmental legal requirements provide for substantial fines, orders (including orders to cease operations) and criminal sanctions for violations. Also, certain environmental laws impose strict liability and, under certain circumstances, joint and several liability on current and prior owners and operators of these sites, as well as persons who sent waste to them, for costs to investigate and remediate contaminated sites. These legal requirements may apply to conditions at properties that we presently or formerly owned or operated, as well as at other properties, for which we may be responsible, including those at which wastes attributable to us were disposed. A significant order or judgment against us, the loss of a significant permit or license or the imposition of a significant fine may have a material adverse effect on operations.

Our products are subject to various health and safety requirements and may be subject to new health and safety requirements in the future; these requirements could have a material adverse effect on our operations.

Our products are subject to certain legal requirements relating to health and safety. These legal requirements frequently change and vary among jurisdictions. Compliance with these requirements, or the failure to comply with these requirements, may have a material adverse effect on our operations. If any of our products becomes subject to new regulations, or if any of our products becomes specifically regulated by additional governmental or other regulatory entities, the cost of compliance could be material. For example, the U.S. Consumer Product Safety Commission, or CPSC, regulates many consumer products, including tableware products that are externally decorated with certain ceramic enamels. In addition, such new regulations could reduce sales of our tableware products. Furthermore, a significant order or judgment against us by any governmental or regulatory entity relating to health or safety matters, or the imposition of a significant fine relating to such matters, may have a material adverse effect on our operations.

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We are subject to complex corporate governance, public disclosure and accounting requirements to which most of our competitors are not subject.

We are subject to changing rules and regulations of federal and state government, as well as the stock exchange on which our common stock is listed. These entities, including the Public Company Accounting Oversight Board (“PCAOB”), the Securities and Exchange Commission (“SEC”) and the OTCBB exchange, have issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continue to develop additional regulations and requirements in response to laws enacted by the U.S. Congress. For example, the Sarbanes-Oxley Act of 2002 and the rules and regulations subsequently implemented by the SEC and the PCAOB, imposed and may impose further compliance burdens and costs on us. Also, in July 2010, the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act includes significant corporate governance and executive compensation-related provisions that require the SEC to adopt additional rules and regulations in these areas. Our efforts to comply with new requirements of law and regulation are likely to result in an increase in expenses and a diversion of management's time from other business activities. Also, those laws, rules and regulations may make it more difficult and expensive for us to attract and retain key employees and directors and to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage.

Our competitors generally are not subject to these rules and regulations, because they do not have securities that are publicly traded on a U.S. securities exchange. As a result, our competitors generally are not subject to the risks identified above. In addition, the public disclosures that we are required to provide pursuant to these rules and regulations may furnish our competitors with greater competitive information regarding our operations and financial results than we are able to obtain regarding their operations and financial results, thereby placing us at a competitive disadvantage.

Our financial results and operations may be adversely affected by violations of anti-bribery laws.

The FCPA and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws. We operate in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances; strict compliance with anti-bribery laws may conflict with local customs and practices. We cannot assure you that our internal controls and procedures always will protect us from the reckless or criminal acts committed by our employees or agents. If we were found to be liable for FCPA violations (either due to our own acts or our inadvertence or due to the acts or inadvertence of others), we could be liable for criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

Our failure to protect our intellectual property or prevail in any intellectual property litigation could materially and adversely affect our competitive position, reduce net sales or otherwise harm our business.

Our success depends in part on our ability to protect our licensed intellectual property rights. We rely on a combination of patent, trademark, copyright and trade secret laws, licenses, confidentiality and other agreements to protect our licensed intellectual property rights. However, this protection may not be fully adequate. Our licensed intellectual property rights may be challenged or invalidated, an infringement suit by us against a third party may not be successful and/or third parties could adopt trademarks similar to our own. In particular, third parties could design around or copy our branded products, which are important contributors to our competitive position in the tableware industry. We may be particularly susceptible to these challenges in countries where protection of intellectual property is not strong. In addition, we may be accused of infringing or violating the intellectual property rights of third parties. Any such claims, whether or not meritorious, could result in costly litigation and divert the efforts of our personnel. Our failure to protect our intellectual property or prevail in any intellectual property litigation could materially and adversely affect our competitive position, reduce net sales or otherwise harm our business.

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Our financial results may be adversely impacted by product liability claims, recalls or other litigation that is determined adversely to us.

We are not involved in various routine legal proceedings arising in the ordinary course of our business. We do not have any pending legal proceeding as material. However, our financial results could be adversely affected by monetary judgments and the cost to defend legal proceedings in the future, including product liability claims related to the products we manufacture. Although we maintain product liability insurance coverage, potential product liability claims are subject to a self-insured retention or could be excluded under the terms of the policy.

We are a relatively young company with no operating history

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We expect to incur net losses in future quarters.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We will require additional funds to operate in accordance with our business plan

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our short or long-term needs.  If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

We may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

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We are highly dependent on Victor Petrone, Jr., our sole officer and director. The loss of Mr. Petrone, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan

We are largely dependent on our sole officer and director, for his knowledge and experience. Our ability to successfully market and distribute our products may be at risk from an unanticipated accident, injury, illness, incapacitation, or death. Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered.  Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel.

We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

If  capital  is  not  available  to  us to expand our business operations,  we  will  not  be able to pursue our business plan

We will require at some point capital to acquire distribution centers to warehouse and facilitate the shipments of products in a timely and cost effective manner.  Cash flows from operations, to the extent available, will be used to fund these expenditures.  We intend to seek additional capital from loans from current shareholders and from public and private equity offerings.    It will also be dependent upon the status of the capital markets at the time such capital is sought.  Should sufficient capital not be available, the development of our business plan could be delayed. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

Our Officers and Directors Have the Ability to Exercise Significant Influence Over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our executive officers and directors, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these executive officers and directors may differ from the interests of the other stockholders.

The Market for Our Common Stock Is Illiquid

The market for our common stock is volatile and illiquid.   As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

The Penny Stock Rules cover our stock, which may make it difficult for a broker to sell investors’ shares.  This may make our stock less marketable, and liquid, and result in a lower market price

Our common stock is a penny stock, which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

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•   Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

•   Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

•   Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

•   The broker or dealer who has affected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for DBTX's stock.

Our Officers and Directors Have the Ability to Exercise Significant Influence Over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our executive officers and directors, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these executive officers and directors may differ from the interests of the other stockholders.

ITEM 2. FINANCIAL INFORMATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report on Form 10 contains "forward-looking statements" that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in this Form 10 and other filings we make with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

The following discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with our audited financial statements and related notes thereto included elsewhere in this Form 10.

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We have incurred losses since our inception and cannot assure you that we will achieve profitability.

The Company has an accumulated deficit of $2,088 and $41 as of December 31, 2013 and 2012, respectively.  The extent of our future operating losses and the timing of profitability are highly uncertain and we may never achieve or sustain profitability. We cannot assure you that we will ever generate sufficient revenues from our operations to achieve profitability. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we may not ever achieve profitability and the value of your investment could decline significantly.

These factors create a substantial doubt about our ability to continue as a going concern and our auditors have included a going concern qualification in their report on our audited financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Revenues

Our revenues during this period were solely from consulting fees as we have not acquired the capital to enable us to buy product, inventory it and then sell it. Our revenue to date is from advice given to the manufacturer on new and existing clients. Our revenue at present, prior to capital being raised to actually sell product to a variety of customers directly, is from two manufacturers.

Revenues for the three months ended June 30, 2014, were $43,859 compared to $38,498 for the three months ended June 30, 2013 which was an increase of $$5,361. The reason for the increase was the slight gain in consulting for new customer accounts.

Revenues for the six months ended June 30, 2014 were $72,782 compared to $56,099 or a increase of $16,683. The reason for the increase was again the acquiring of new consulting accounts during the period. There were no product sales in the periods.

The Company generated $232,664 in revenues for the year ended December 31, 2013 as compared to $113,655 in revenues for the year ended December 31, 2012 which was an increase of $119,009. The increase was due to the fact that the Company gained customers for the manufacturer increasing their consulting income. There were no product sales during the period.

Operating Activities

For the three months ended June 30, 2014 and 2013

Total operating costs increased to $75,191 from $34,682 or $40,509. The main categories of increase were travel of $36,623, officer compensation of $1,433 and telephone of $1,453. The overall reason for the increase was from the general expansion and implementation of the business.

Total operating loss for the three months ended June 30, 2014 were $31,332 as compared to the three months ended June 30, 2013 which was a profit , $3,816 which was an increase in loss of $35,148.. The increase in the loss was mainly due to the fact that overall general and administrative costs increased to $40,509 while revenue only posted a $5,361 increase.

Operating costs for the six months ended June 30, 2014 increased to $210,609 from $51,472 or $159,137.

The specific areas of increase were professional fees of $24,088 compared to zero, Travel expense increasing by $50,263, non cash stock for services by $50,000 and officer compensation by $30,823.and office expenses by $3,963. The overall reason for the increase was due to the fact the company started to expand and increase operations.

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Total loss for the six months ended June 30, 2014 was $137,827 compared to a profit of $4,627 in 2013 or a increase in the loss of $142,454.

The reason for the increase was higher general and administrative costs of $159,137 off set come by increase in revenue of $16,683.

Operating costs for the year 2013 as compared to 2012 were $234,711 compared to $113,704 an increase of $121,007. The specific major categories of increase were professional fees of $78,102 and officer compensation of $44,861 with decreases slightly in categories of office expenses of $1,962.

Total operating loss for the year ended December 31, 2013 was $2,047 as compared to the year ended December 31, 2012 of $49 which was an increase of $1,998, a nominal amount. The increase in expenses was offset by the increase in revenue as the company increased its activities.

Liquidity and Capital Resources

Our cash balance is $10,185 as of June 30 2014 as compared to $8,012 as of December 31, 2013. Management believes it will need additional funding to support operating activities in the next twelve months.

As of June 30, 2014, total current assets were $15,185 as compared to $8,012 at December 31, 2013. The increase was mainly from deposits on a future warehouse facility of $5,000.

As of June 30, 2014, total current liabilities were $25,000 as compared to $30,000 at December 31, 2013. Our working capital at June 30, 2014 was a negative $15,185 compared to $21,988 in 2013.

We feel we will need $1,000,000 in funding to begin to accomplish our goals. This funding will be used to purchase of inventory ($700,000), showroom in Europe ($100,0000, working capital ($150,000) and promotional events marketing ($50,000).

Going Concern Uncertainties

As of the date of this registration statement, there is doubt about our ability to continue as a going concern as we have not generated sufficient cash flow to fund our business operations.  The financial statements included in this registration statement have been prepared on the going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. If we are not to continue as a going concern, we would likely not be able to realize our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in our financial statements.

Our future success and viability, therefore, are dependent upon our ability to generate capital financing. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon us and our stockholders.

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Because we have incurred losses from operations since inception, in their report on our audited financial statements for the latest fiscal year, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable related to the products and services sold are recorded at the time revenue is recognized, and are presented on the balance sheet net of allowance for doubtful accounts. The ultimate collection of the receivable may not be known for several months after services have been provided and billed.

The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, analyses of current and historical cash collections, and the aging of receivables. Delinquent accounts are written-off when the likelihood for collection is remote and/or when the Company believes collection efforts have been fully exhausted and the Company does not intend to devote any additional efforts in an attempt to collect the receivable. The Company adjusts their allowance for doubtful accounts balance on a quarterly basis.

Furniture Fixtures & Equipment

Furniture fixtures and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of furniture fixtures and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Automobiles

Automobiles are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of automobiles is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of automobiles, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Impairment of long-lived assets

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The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of December 31, 2013 and December 31, 2012.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

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There were no potentially dilutive shares outstanding as of December 31, 2013 and December 31, 2012, respectively.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant effect on our financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

ITEM 3. PROPERTIES

The Company maintains its headquarters in Weston, Florida, where its President provides office space at no cost to the Company. It expects during the 2014 fiscal year to develop facilities in Italy to serve the ECU countries and Russia and one in New Delhi, India to facilitate sales in Asian countries.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 13, 2014, with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) the Company’s executive officer and directors; and (iii) the Company’s directors and executive officer as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is correct. As of the date of this Registration Statement, there are 1,956,070 shares of common stock issued and outstanding.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)

Victor Petrone, Jr.(3)	1,760,463	90%

All Officers and Directors as a group (1 person)	1,760,463	90%
_________________
(1)	The address for the person named in the table above is c/o the Company.

(2)	Based on 1,956,070 shares outstanding as of the date of this Registration Statement.

(3)	Victor Petrone is the sole Officer and Director of the Company.

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This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 1,956,070 shares of common stock outstanding as of the date of this registration statement on Form 10.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Name	Age	Position(s)

Victor Petrone, Jr.	44	Chief Executive, President, Chief Financial Officer, Secretary and Director

Victor Petrone, Jr. - Chief Executive, President, Chief Financial Officer, Secretary and Director

Mr. Petrone has more than 20 years of experience in the hospitality business sector. From Jul 1, 2009 Mr.Petrone was a hospitality consultant in Europe. Starting in March 2010 Mr. Petrone was Chief Operating Officer of Diamond Ranch Foods, a publicly traded U.S. corporation to July 2011 and shortly thereafter became the sole owner officer of the Company.

Mr. Petrone is a graduate of the Wharton School of Business, University of Pennsylvania.

During his career, Mr. Petrone was General Manager and Vice President of Performance Food Group/ Roma Foods, now a publicly traded company, then Director of Specialty Markets and International Markets Sysco Foodservice also a publicly traded company. Later Mr. Petrone became president of Nascent Wine Company, Inc. and Chief Operating Officer of Diamond Ranch Foods, Ltd. all publicly traded.

Employees

We currently have no employees but use five consultants. Mr.Victor Petrone is the Chief Executive Officer of the Company. There is no formal employment agreement between the Company and Mr. Petrone.

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Significant Employees. None.

Family Relationships. None.

Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Code of Ethics. We do not currently have a code of ethics.

ITEM 6. EXECUTIVE COMPENSATION

The following table provides information as to cash compensation of all officers of the Company, for each of the Company’s last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Victor W. Petrone, Jr.. Sole Officer and Chairman of the Board of Directors(1)	2013	$0	$0	$0	$0	$0	$118,150	$0
	2012	$0	$0	$0	$0	$0	$ 68,199	$0

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(1)	The company paid its officer as consulting fees

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

In On March 3, 2014, the Company completed a reverse merger with Petrone Worldwide, Inc. a wholesaler and distributor of hospitality products.. Mr. Victor Petrone, sole officer and director, is the founder of Petrone Worldwide, Inc.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

At this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only one director. It is the intention of the Company to implement a policy that a majority of the Board member be independent of the Company’s management as the members of the board of director’s increases. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

Committees: Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

ITEM 8. LEGAL PROCEEDINGS

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is quoted on the OTC PinkSheets under the under the symbol “PFWI.” The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years. Quotations on the OTC PinkSheets reflect bid and ask quotations, may reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

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	High	Low
June 30, 2014	$2.55	$.865
March 31, 2014	$.90	$.90
December 31, 2013	$1.725	$1.37
September 30, 2013	$2.15	$1.97
June 30, 2013	$0.79	$0.77
March 31, 2013	$0.90	$0.89

December 31, 2012	$1.13	$1.13
September 30, 2012	$2.14	$1.8
June 30, 2012	$3.80	$2.98
March 31, 2012	$3.92	$3.42

Holders

As of June 13, 2014, there were approximately 425 holders of record of our common stock. The common stock figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Securities Authorized for Issuance under Equity Compensation Plans.

None.

Reverse Stock Splits

On February 26, 2014, the Company effected a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-500.  As a result of the reverse stock split, every 500 shares of the Company’s issued and outstanding common stock were combined into one share of common stock.  No fractional shares of common stock were issued as a result of the reverse stock split.

On December 30, 1998, the Company effected a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-400.  As a result of the reverse stock split, every 400 shares of the Company’s issued and outstanding common stock were combined into one share of common stock.  No fractional shares of common stock were issued as a result of the reverse stock split.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, (the "Common Stock"),of which there are 1,956,070 issued and outstanding, and 10,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company’s capital stock.

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Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

OTC Stock Transfer, Inc. 6364 South Highland Drive Suite 201 Salt Lake City, UT 84121 Telephone: (801) 272-7272

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Debt Securities.

The Company had one convertible note payable for $20,000 for an individual who paid for professional costs for the Company. The note expired in 2012 and is convertible into shares of stock at the lower of 50% of the market price or $0.05. As per the term and conditions expired in 2012 there is no derivative calculation present.

Other Securities to be Registered. None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by a corporation pursuant to Section 78.752 may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

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(c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the stockholders;

(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with (i) acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) conduct violating the Nevada Revised Statutes, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled

Our Articles of Incorporation and Bylaws require us to indemnify our directors against reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation that may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10*.

*The financial statements follows page 33 to this Registration Statement on Form 10.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 28, 2014, the Company’s Board of Directors approved the engagement of Terry L. Johnson, CPA, as the Company's independent accountant effective immediately to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended December 31, 2013 and 2013 through February 28, 2014 neither the Company nor anyone acting on its behalf consulted with Terry L. Johnson, CPA regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Terry L. Johnson, CPA on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Terry L. Johnson, CPA or a reportable event with respect to Terry L. Johnson, CPA.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

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ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-22.

(b) Exhibits.

Exhibit Number	Description of Exhibits
3.1*	Articles of Incorporation dated December 14, 1998
3.2*	Articles of Merger dated December 21, 1998
3.3*	Articles of Amendment to the Articles of Incorporation dated December 22, 1998
3.4*	Articles of Amendment to the Articles of Incorporation dated January 31, 2014
23.1	Consent of Independent Auditor	Filed herewith.

*Incorporated by reference from Petrone Worldwide’s Registration Statement on Form 10-12G filed on June 13, 2014.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 17, 2014	Petrone Worldwide, Inc.

By: /s/ Victor Petrone, Jr.
Victor Petrone, Jr., Chief Executive Officer and Chief Financial Officer

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F-1

PETRONE WORLDWIDE, INC.

FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

F-2

PETRONE WORLDWIDE, INC. BALANCE SHEETS

	June 30,	December 31,
Assets:	2014 (Unaudited)	2013
Current Assets
Cash	$10,185	$8,012
Total Current Assets	10,185	8,012

Deposit	5,000	—

Total Assets	$15,185	$8,012

Liabilities:
Current Liabilities
Convertible Note	$20,000	$20,000
Accrued Expenses	5,000	10,000
Total Current Liabilities	25,000	30,000

Total Liabilities	25,000	30,000
Stockholders’ Equity:
Common Stock, 100,000,000 authorized Issued and outstanding 1,956,070 and 95,607 shares @.001	1,956	96
Preferred Stock, 10,000,000 shares authorized zero shares issued @.001	—	—
Additional Paid in Capital	28,144	(19,996)
Common Stock to be Issued	100,000	—
Retained Earnings (Deficit)	(139,915)	(2,088)
Total Stockholders’ Equity (Deficit)	(9,815)	(21,988)
Total Liabilities and Stockholders’ Equity	$15,185	$8,012

 The accompanying notes are an integral part of these financial statements.

F-3

PETRONE WORLDWIDE, INC.
STATEMENTS OF OPERATIONS (unaudited)

	For the six months ended June 30,	For the six months ended June 30,	For the three months ended June 30,	For the three months ended June 30,
	2014	2013	2014	2013
Revenue:
Consulting	$72,782	$56,099	$43,859	$38,498
Products	—	—	—	—
Total Revenue	$72,782	$56,099	$43,859	$38,498

Operating Expenses:
Selling, General and Administrative Expenses	210,609	51,472	75,191	34,682
Total Operating Expenses	210,609	51,472	75,191	34,682

Operating Profit (Loss)	(137,827)	4,627	(31,332)	3,816

Other Income	—	—	—	—

Net Profit (Loss)	$(137,827)	$4,627	$(31,332)	$3,816

Net (loss) Profit per Share	(0.13)	0.05	(0.02)	0.04

Weighted Average Shares Outstanding	1,062,509	95,607	1,956,070	95,607
The accompanying notes are an integral part of these financial statements.
F-4

PETRONE WORLDWIDE, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY

(unaudited)

	Common Shares	Total	Additional Paid in Capital	Stock to be Issued	Retained Earnings	Total
Balance January 1, 2014	95,607	96	(19,996)	—	(2,088)	(21,988)
Stock issued for services	100,000	100	49,900	—	—	50,000
Stock issued for Reverse Merger	1,760,542	1,760	878,471	—	—	880,231
Cash received	—	—		100,000	—	100,000
Reverse Merger	—	—	(880,231)	—	—	(880,231)
Net loss for the period	—	—	—	—	(137,827)	(137,827)
Balance March 31, 2014	1,956,149	1,956	28,144	100,000	(139,915)	$(9,815)

The accompanying notes are an integral part of these financial statements.

F-5

PETRONE WORLDWIDE, INC.
STATEMENTS OF CASH FLOWS
(unaudited)
	For the six months ended June 30,
	2014	2013
CASH FLOW FROM OPERATING ACTIVITIES:
Net Profit ( Loss) for the Period	$(137,827)	$4,627
Adjustments to reconcile net loss to net cash
used by operating activities:
Stock for Services	50,000	—

Decrease in Accrued Expenses	(5,000)	—
Increase in Deposits	(5,000)	—
Net Cash Provided from Operating Activities	(97,827)	4,627

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Equipment	—	—
Net Cash Used by Investing Activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Stock to be Issued	100,000	—
Payments on Shareholder Loan	—	—
Net Cash Used by Financing Activities	100,000	—

Net (Decrease) Increase in Cash	2,173	$4,627
Cash at Beginning of Period	8,012	59
Cash at End of Period	$10,185	$4,686

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise and Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-6

PETRONE WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2014

(unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Petrone Worldwide, Inc. (the “Company”) was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the state of Nevada. On December 31, 1998 the Company changed its name to Diabetex International Corp. On February 26, 2014 the Company effectuated a name change to Petrone Worldwide, Inc. and subsequently on March 3, 2014 completed an acquisition which was treated for accounting purposes as a reverse merger. Hence, the accounting information that is presented is that of the acquired entity which is the surviving entity.The operation is both a consulting business in the hospitality industry as well as a supplier of table top kitchenware and hotel room products thru an exclusive licensing agreement with a leading supplier.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

On February 26, 2014 the Company effectuated a 1 to 500 reverse stock split on its common stock. The financials have been restated to reflect this split for all periods presented.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less whenpurchased to be cash equivalents. At June 30, 2014 and December 31, 2013, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB ASC 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-7

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2014 and December 31, 2013.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the period ended June 30, 2014 and December 31, 2013, respectively, using the market and income approaches.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property,are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

F-8

The Company determined that there were no impairments of long-lived assets as of June 30, 2014 and December 31, 2013.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled.Deferred tax assets are reduced by a valuation allowance to the extent management concludes it ismore likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

F-9

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Net income (loss)per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were potentially dilutive shares outstanding as of June 30, 2014 and December 31, 2013, respectively due to the convertible note.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

On April 2, 2013 FASB issued an update for reporting on discontinued operations. In section 205-20-45-10- The assets and liabilities of a disposal group classified as held for sale shall be presented separately in the asset and liability sections, respectively, of the statement of financial position. Those assets and liabilities shall not be offset and presented as a single amount. For any discontinued operation that is part of a disposal group classified as held for sale, an entity shall disclose separately. The major classes of assets and liabilities classified as held for sale of the discontinued operation shall be separately disclosed either on the face of the statement of financial position or in the notes to financial statements.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Reliance on Key Personnel

The Company is heavily dependent on the continued active participation of their current executive officer. The loss this officer could significantly and negatively impact the business until adequate replacements can be identified and put in place.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

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As of June 30, 2014, the Company had an accumulated deficit and limited assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has commenced operations and is generating revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE4- RELATED PARTY TRANSACTIONS

At June 30, 2014 and 2013 the Company paid its chief executive officer $77,579 and $46,756 respectively.

NOTE 5 – CONVERTIBLE NOTE PAYABLE

The Company had one convertible note payable for $20,000 for an individual who paid for professional costs for the Company. The note expired in 2012 and is convertible into shares of stock at the market price. As the term and conditions expired in 2012 there is no derivative calculation present.

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock Authorized

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001.

Common Stock Issued

On February 3, 2014 the Company issued 100,000 shares post split shares to its former officer for services. These shares were valued at the price the Company has raised funds or .50 and its expense is shown in the statement of operations as stock for services.

On March 3, 2014 the Company issued 1,760,542 shares to effect the reverse merger. The shares were valued at .50 and shown as a reduction of paid in capital.

In March 2014 the Company received $100,000 for stock to be issued of 200,000 shares.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist.

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TERRY L. JOHNSON, CPA

406 Greyford Lane

Casselberry, Florida 32707

Phone 407-721-4753

Fax/Voice Message 866-813-3428

E-mail cpatlj@yahoo.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Petrone Worldwide Inc.

I have audited the accompanying balance sheets of Petrone WorldWide, Inc. as of December 31, 2013 and 2012 and the statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Petrone WorldWide, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years period ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company experienced losses from operations , has limited cash,and it does not have a source of revenue sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Terry L. Johnson, CPA

Casselberry, Florida

June 11, 2014

F-12

PETRONE WORLDWIDE, INC.

(Formerly Diabetex International Corp)

FINANCIAL STATEMENTS

DECEMBER 31, 2013 and 2012

F-13

Petrone WorldWide, Inc.
Balance Sheet

	December 31,	December 31,
Assets:	2013	2012
Current Assets	$8,012	$59
Total Current Assets	$8,012	$59

Other Assets
Notes Receivable	—	—
Total Other Assets	—	—

Total Assets	$—	$59

Liabilities:
Current Liabilities
Accrued Expenses	10,000	—
Convertible Notes Payable	20,000	20,000
Total Current Liabilities	30,000	20,000

Non-Current Liabilities:
Convertible Notes Payable	—	—

Total Non-Current Liabilities	—	—

Total Liabilities	30,000	20,000

Stockholders' Deficit:
Common Stock: par value $0.001, 100,00,000 shares authorized
95,607 shares issued and outstanding, respectively	96	96
Additional Paid in Capital	(19,996)	(19,996)
Accumulated Deficit	(2,088)	(41)
Total Stockholders' Deficit	(21,988)	(19,941)

Total Liabilities and Stockholders' Deficit	$8,012	$59

The accompanying notes are an integral part of these financial statements.

F-14

Petrone Worldwide, Inc.
Statement of Operations

	For the Year Ended
	December 31,
	2013	2012
Revenue:
Consulting	$232,664	$113,655
Products	-	-
Total Revenue	$232,664	$113,655

Operating Expenses:
Selling, General and Administrative Expenses	234,711	113,704
	-	-
Operating Expenses	234,711	113,704

Operating (Loss)	(2,047)	(49)

Other Income (Expense):
Interest Expense	—	—

Total Other Expenses	—	—

Net Profit (Loss)	$(2,047)	(49)

Loss per Share-Basic	$(0.02)	$(0.00)

Loss per Share, Basic & Diluted	$(0.00)	$(0.00)

Weighted Average Shares Outstanding	95,607	95,607
Weighted Average Shares-Basic and Diluted	117,829	117,829

The accompanying notes are an integral part of these financial statements.

F-15

Petrone WorldWide, Inc.
Statement of Stockholders’ Deficit

			Additional
	Common	Common	Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2011	95,607	$96	$(19,996)	8	$(19,892)

Net Loss for the year				(49)	(49)
Balance December 31, 2012	95,607	96	$(19,996)	$(41)	$(19,941)

Net profit for the year				(2,047)	(2,047)
Balance December 31, 2013	95,607	96	$(19,996)	(2,088)	(21,988)

The accompanying notes are an integral part of these financial statements.

F-16

Petrone WorldWide, Inc.
Statement of Cash Flows

	For the Twelve Months Ended
	December 31,
	2013	2012
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(2,047)	$(49)
Adjustments to reconcile net loss to net cash
used by operating activities:

Changes in Operating Assets and Liabilities:
Increase Accrued Expenses	10,000
Net Cash (Used) in Operating Activities	7,953	(49)
Net Cash Provided by Financing Activities: Convertible Debt
Net (Decrease) Increase in Cash	7,953	(49)
Cash at Beginning of Period	59	108
Cash at End of Period	$8,012	$59

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise and Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-17

PETRONE WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1 – ORGANIZATION AND DESCRIPTIONS OF BUSINESS

Petrone Worldwide, Inc. (the “Company”) was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the state of Nevada. On December 31, 1998 the Company changed its name to Diabetex International Corp. On February 26, 2014 the Company effectuated a name change to Petrone Worldwide, Inc. and subsequently on March 3, 2014 completed an acquisition which was treated for accounting purposes as a reverse merger. Hence, the accounting information that is presented is that of the acquired entity which is the surviving entity. The operation is both a consulting business in the hospitality industry as well as a supplier of table top kitchenware and hotel room products thru an exclusive licensing agreement with a leading supplier.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2013 and 2012, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB ASC 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

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Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013 and 2012.

The Company had no assets and/or liabilities measured at fair value on a recurring basis at December 31, 2013 and 2012, respectively, using the market and income approaches.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment

F-19

annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of December 31, 2013 and 2012.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Net Loss per Common Share

In accordance with SFAS No. 128, "Earnings Per Share," Basic loss per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The inclusion of the warrants and potential common shares to be issued in connection with convertible debt have an anti-dilutive effect on diluted loss per share because under the treasury stock method the average market price of the Company's common stock was less than the exercise prices of the warrants, and therefore they are not included in the calculation.

Recently issued accounting pronouncements

On April 2, 2013 FASB issued an update for reporting on discontinued operations. In section 205-20-45-10- The assets and liabilities of a disposal group classified as held for sale shall be presented separately in the asset and liability sections, respectively, of the statement of financial position. Those assets and liabilities shall not be offset and presented as a single amount. For any discontinued operation that is part of a disposal group classified as held

F-20

for sale, an entity shall disclose separately. The major classes of assets and liabilities classified as held for sale of the discontinued operation shall be separately disclosed either on the face of the statement of financial position or in the notes to financial statements.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Reliance on Key Personnel

The Company is heavily dependent on the continued active participation of their current executive officer. The loss this officer could significantly and negatively impact the business until adequate replacements can be identified and put in place.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of December 31, 2013, the Company had an accumulated deficit and no assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCK SPLIT

On February 24, 2014, a date subsequent to the Balance Sheet the Company effectuated a 1 to 500 reverse stock split. All prior period financial information has been restated to effect for the reverse stock split.

NOTE 5 - RELATED PARTY TRANSACTIONS

At December 31, 2013 and 2012 the Company paid its chief executive officer $118,150 and $68,199 respectively which is shown in the statement of operations under consulting.

NOTE 6– CONVERTIBLE NOTE PAYABLE

The Company had one convertible note payable for $20,000 for an individual who paid for professional costs for the Company. The note expired in 2012 and is convertible into shares of stock at the market price. As the term and conditions expired in 2012 there is no derivative calculation present.

NOTE 7 – STOCKHOLDERS’ EQUITY

F-21

Common Stock Authorized

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001.

NOTE 8 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Deferred Tax Assets – Non-current:

NOL Carryover	$2,104	$57

Less valuation allowance	(2,104)	(57)

Deferred tax assets, net of valuation allowance	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended December 31, 2013 and 2012 due to the following:

	2013	2012

Book Income	$(2,047)	$(49)
Other nondeductible expenses	—	—
Valuation allowance	2,047	49
	$—	$—

At December 31, 2013, the Company had net operating loss carryforwards of approximately $2,104 that may be offset against future taxable income from the year 2013 to 2033. No tax benefit has been reported in the December 31, 2013 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were two reportable subsequent events to be disclosed.

1.	On February 26, 2014 2014 the Company effectuated a 1 to 500 reverse stock split.

2.	On March 3, 2014 the Company completed a reverse merger with Petrone Worldwide, Inc. whereby the owner of Petrone Worldwide Inc will become the majority shareholder with the business of Petrone becoming the operating entity. The Company issued 1,760,463 shares to effect the reverse merger. The shares were valued at .50 and shown as a reduction of paid in capital

F-22